UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 24, 2015

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2015, Mr. John Ryan was appointed President of Standard Metals Processing, Inc. (the “Company”). Concurrent with Mr. Ryan’s appointment, Ms. Sharon L. Ullman resigned as President. Ms. Ullman will continue to serve as the Chief Executive Officer, Director, Executive Chairwoman, and member of the compensation and audit committees.

Mr. Ryan has extensive international mining and business experience. He completed a Bachelor degree in Mining Engineering at the University of Idaho, during which time he worked at the various mines within the Coeur d’Alene Mining District in North Idaho including the Consolidated Silver Mine operated by Hecla Mining (NYSE:HL), and the Galena Mine, then operated by ASARCO, Inc.

Upon completion of his engineering studies Mr. Ryan served four years as a U.S. Naval Officer, and subsequently completed a Juris Doctor degree at Boston College Law School where he studied banking, corporate finance and securities law.

Throughout his career, Mr. Ryan has founded numerous resource companies. Highlights include Royal Silver Mines, Inc., which explored and developed a number of silver and copper mining properties in North Idaho, Mexico and Chile, and he co-founded Metalline Mining in 1996 which owns the Sierra Mojada land package in Mexico, this company is now known as Silver Bull Resources (NYSE:SVBL; TSX:SVB).  In 2002 Mr. Ryan co-founded Western Goldfields, Inc., which purchased the Mesquite Mine in Southern California from Newmont Mining.  Western Goldfields is now a part of NewGold (NYSE:NGD; TSX:NGD) with one of the prime operating assets being the Mesquite Mine.  In 2004 he co-founded High Plains Uranium, which successfully acquired uranium assets in the Western U.S. and is now part of Uranium One Corporation. In 2006 Mr. Ryan co-founded U.S. Silver Corporation (now part of U.S Silver & Gold USA:TO), which successfully negotiated the acquisition of all of the North Idaho assets of Coeur d’Alene Mines Corporation and has been in continuous production since the acquisition.

There are no familial relationships between Mr. Ryan and any officers or directors or any reportable related-party transactions.

Mr. Ryan’s employment agreement and the press release issued by the Company announcing Mr. Ryan’s appointment are attached as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

10.1	John Ryan Employment Agreement

99.1	Press Release issued by Standard Metals Processing, Inc. on April 28, 2015, “Standard Metals Processing, Inc. Names John Ryan as President”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2015	Standard Metals Processing, Inc.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer